                                                                    EXHIBIT 99.1

[LOGO OF BAY VIEW CAPITAL CORPORATION]                              News Release
                                                                    ------------

                             NASDAQ SYMBOL:  BVCC
                             Web Site:  www.bayviewcapital.com
                             Contact:   David A. Heaberlin
                                        (650) 312-7272

                             NASDAQ SYMBOL:  FMAX
                             Web Site:  www.fmax.com
                             Contact: Franchise Mortgage Acceptance Company Kevin T. Burke
                                        (310) 229-2617



FOR IMMEDIATE RELEASE


March 11, 1999


               BAY VIEW CAPITAL AND FRANCHISE MORTGAGE ACCEPTANCE
                      ANNOUNCE DEFINITIVE MERGER AGREEMENT

San Mateo, California - Bay View Capital Corporation (the "Company" or "Bay View") and Franchise Mortgage Acceptance Company ("FMAC") today announced that they have executed a Definitive Merger Agreement providing for the merger of Southern California-based FMAC with the Company. FMAC is one of the nation's leading small business lenders specializing in franchise concept loans. Bankers Mutual ("Bankers"), a division of FMAC, is one of the nation's leading multi-family lenders. Following the merger, FMAC will operate as a subsidiary of Bay View Bank, N.A. ("BVB").

   Edward H. Sondker, the Company's President and Chief Executive Officer, commented, "FMAC provides Bay View with a significant small business platform focused on the restaurant, energy and multi-family lending segments. The focus of this merger, which is estimated to be accretive to earnings per share from day one, is asset generation and revenue expansion as compared with cost savings. We anticipate that FMAC, including Bankers, will originate in excess of $2.8 billion in loans in the first year following the merger. This level of asset production provides Bay View with significant future growth opportunities and helps to resolve the challenge we have faced over the past year with the high level of mortgage-related prepayments. While we intend to continue selling Bankers' multi-family loan production through Fannie Mae and Freddie Mac, we do intend to portfolio a portion of the commercial franchise loans originated, resulting in an accelerated transformation of our balance sheet to higher-yielding consumer and commercial assets."

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

   Wayne L. "Buz" Knyal, FMAC's President and Chief Executive Officer, commented, "This merger significantly enhances our funding alternatives and provides us with a powerful array of lending products to further solidify our leadership position in the franchise and multi-family lending sectors."

Transaction Structure

   In accordance with the terms of the Definitive Agreement, the Company will acquire all of the common stock of FMAC for consideration currently valued at approximately $309 million. Each share of FMAC common stock will be entitled to receive, at the election of the holder, either $10.25 in cash, or .5125 shares of the Company's common stock. The FMAC shareholder elections are subject to the aggregate number of shares of FMAC common stock to be exchanged for the Company's common stock being equal to 60% of the number of shares of FMAC common stock outstanding immediately prior to closing the transaction and no FMAC shareholder owning more than 9.9% of the Company's common stock, on a pro forma basis.

   The Definitive Agreement also provides for an additional payment of up to $30 million in connection with the earn-out provision of FMAC's April 1998 purchase of Bankers.

   Simultaneous with the merger, the Company will contribute substantially all of the assets and liabilities of FMAC to a newly organized and wholly owned subsidiary of BVB. The transaction is expected to close during the third quarter of 1999, subject to approval by both the Company's and FMAC's shareholders and subject to necessary regulatory approvals.

   In connection with the merger, BVB will purchase approximately $400 million in commercial loans from FMAC through the end of the first quarter of 1999. BVB may also purchase additional levels of commercial loans through the closing date of the transaction. This arrangement is expected to mitigate BVB's exposure to loan prepayments during the first half of 1999.

   David A. Heaberlin, the Company's Executive Vice President and Chief Financial Officer, commented, "The accretive nature of this transaction is consistent with the Company's mission of enhancing shareholder value. In addition to providing the Company with national leaders in their respective market niches, the transaction provides an estimated book EPS accretion of $0.15 per share, or 10%, in the first year following the merger and $1.13 per share, or 65%, in the second year. Further, the tangible book value dilution associated with the merger, resulting from the additional goodwill generated, is anticipated to be recovered after only two years due to the significant levels of tangible cash earnings generated."

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

Profile of FMAC

   FMAC is a commercial finance company originating and servicing loans to small businesses, with a primary focus on established national and regional restaurant franchise concepts and other branded concepts such as service stations and convenience stores.

   Since commencing business in 1991, FMAC has become a leading lender to national and regional quick service restaurant franchisees and has developed a growing presence in the casual dining sector. FMAC's focus also includes financing retail energy licensees (e.g., service stations with multiple sources of cash flows).

   FMAC originates primarily long-term fixed-rate and variable-rate loans and has traditionally sold such loans either through securitizations or whole loan sales to institutional investors on a servicing retained basis. FMAC's loan products are attractive investments to institutional investors because of the credit profile of its borrowers, relatively long loan terms, call protection through substantial prepayment penalties, and appropriate risk-adjusted yields.

   FMAC originates loans and leases through 35 marketing offices in 20 states. Since FMAC's inception in 1991 through December 31, 1998, it has funded approximately $3.8 billion in loans and leases.

   During 1998, FMAC formed a wholly owned insurance brokerage subsidiary, FMAC Insurance Services, Inc., which offers property, casualty and employee benefits policies and programs to businesses nationwide on an agency basis.

Profile of Bankers Mutual

   FMAC acquired substantially all of the assets and liabilities of Bankers Mutual and Bankers Mutual Mortgage, Inc. under an Asset Purchase Agreement effective April 1, 1998.

   Bankers, founded in 1980, originates multi-family income producing property loans under programs with Fannie Mae and Freddie Mac. Bankers is one of a select number of participating members of Fannie Mae's Delegated Underwriting and Servicing ("DUS") program. During 1998, Bankers was the second largest originator in Fannie Mae's DUS program nationally. Bankers also participates in Freddie Mac's Program Plus seller-servicer program. During 1998, Bankers closed over $1 billion in multi-family loans.

   During 1998, FMAC, including Bankers, originated approximately $2.1 billion in loans and leases and had a combined servicing portfolio, including loans and leases classified as held-for-sale, of $5.4 billion. Currently, this portfolio is approximately $6.0 billion.

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

Management Team

   FMAC and Bankers are collectively led by a team of executive officers with extensive industry and professional experience. Wayne L. "Buz" Knyal, FMAC's founder and a pioneer in franchise securitizations, is President and Chief Executive Officer.

   Trent D. Brooks, President, Bankers Mutual, has been with FMAC since its acquisition of Bankers in April 1998. Previously, Mr. Brooks served as President of Bankers Mutual and Bankers Mutual Mortgage, Inc., having joined Bankers Mutual in 1984.

   Donald W. Hakes serves as President of FMAC's Energy Finance Group, which provides loans to national and regional businesses that distribute petroleum products.

   Thomas J. Schuldt serves as President of FMAC's Diversified Finance Group, which includes the restaurant, golf and funeral lending divisions.

   Kevin T. Burke, Executive Vice President, Capital Markets, is responsible for FMAC's investing, financing and securitization activities.

   Mr. Knyal and key managerial personnel are expected to remain with the Company.

Asset Quality

   FMAC's and Bankers' borrowers are generally either small business operators or multi-family income producing property owners, with proven operating experience and a history of generating positive operating cash flows. FMAC relies primarily upon its assessment of enterprise value, based in part on independent third-party valuations, and historical operating cash flows to make credit determinations, as opposed to relying solely on the value of real estate and other collateral.

   Both FMAC and Bankers have outstanding credit histories as evidenced by their de minimus level of combined credit losses, aggregating only approximately $2 million, over their eight-year and 20-year lives, respectively. The credit quality of the portfolio is further evidenced by the low level of loan and lease delinquencies at December 31, 1998, including serviced assets, as follows:

                                                         % of Loans
                 (Dollars in millions)         Balance   and Leases
           ------------------------------      -------   ----------
           Loans and leases in servicing
            portfolio                           $5,423       100.00%

           30-59 days delinquent                     9         0.16
           60-89 days delinquent                     2         0.04
           90 days or more days delinquent          58         1.06
                                                ------       ------
           Total delinquent                     $   69         1.26%
                                                ======       ======

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

Financial Analysis

   The transaction will be accounted for under the purchase method of accounting and will generate goodwill currently estimated at approximately $235 million, which the Company expects to amortize on a straight-line basis over a 15-year period. As the transaction is structured as a tax-free reorganization, most of the goodwill generated will be nondeductible for income tax purposes. Assuming a full pay-out of the $30 million contingent payment in connection with FMAC's acquisition of Bankers, approximately $68 million of this goodwill will retain its deductibility for income tax purposes.

   The price/earnings ("P/E") multiple for this transaction represents approximately 10.5x FMAC's estimated 1999 earnings, as reported by First Call. This P/E multiple includes the impact of the aforementioned $30 million contingent payment in connection with FMAC's purchase of Bankers. This compares with an average of 17.0x earnings for comparable commercial finance acquisitions since 1996. The transaction price represents 2.27x FMAC's book value compared with an average of 2.6x book value for comparable commercial finance acquisitions since 1996.

   The transaction is expected to be accretive on both a book and tangible cash earnings per share ("EPS") basis. These projections include securitization gain assumptions significantly below historically achieved levels, reflecting the recent illiquidity in the securitization market. Securitization gains are estimated at 2.7% of securitized assets. This compares with FMAC's actual cash gains from securitizations of approximately 8% during 1997 and 1998, most of which were executed prior to the market turbulence of last fall.

   The following tables illustrate the estimated accretion during the first and second years following the merger consummation. The accretive impact is compared with the Company's consensus estimates assuming that the transaction closed January 1, 1999.

                                                                       --------------------------------
                                                                                   Year 1
                                                                       --------------------------------
                                                                       Book               Tangible Cash
                                                                       ----               -------------
           First Call 1999 consensus estimate                          $1.53                  $1.53
           Cash basis adjustments:
                Intangible amortization (including stock-
                 based compensation)                                       -                   0.53
                                                                       -----                  -----
           Forecasted before FMAC                                       1.53                   2.06
           Accretive impact of merger                                   0.15                   0.43
                                                                       -----                  -----
           Forecasted after FMAC                                       $1.68                  $2.49
                                                                       =====                  =====
           Percentage accretion                                           10%                    21%
                                                                       =====                  =====


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

                                                                   -------------------------
                                                                            Year 2
                                                                   -------------------------
                                                                    Book       Tangible Cash
                                                                   -----       -------------
           First Call 2000 consensus estimate                      $1.74           $1.74
           Cash basis adjustments:
                Intangible amortization (including stock-
                 based compensation)                                   -            0.53
                                                                   -----           -----
           Forecasted before FMAC                                   1.74            2.27
           Accretive impact of merger                               1.13            1.42
                                                                   -----           -----
           Forecasted after FMAC                                   $2.87           $3.69
                                                                   =====           =====
           Percentage accretion                                       65%             62%
                                                                   =====           =====


Other Considerations

   The Definitive Agreement provides that FMAC must be Year 2000 compliant under regulatory standards as a condition of closing.

   A Voting Agreement has been executed with one of FMAC's significant shareholders, representing approximately 38% of FMAC's outstanding common shares, which provides that this shareholder may not sell its FMAC shares during the term of the Definitive Agreement and will vote in favor of the merger.

   In conjunction with the merger, Mr. Knyal will have an ownership interest in the Company in excess of 5% and will hold a seat on the Company's Board of Directors.

Financial and Legal Advisors

   Lehman Brothers acted as financial advisors to the Company and Silver, Freedman & Taff served as its legal counsel. CS First Boston acted as financial advisors to FMAC and Dewey Ballantine LLP and Allen, Matkins, Leck, Gamble & Mallory LLP served as its legal counsel.

BVCC Corporate Profile

   Bay View Capital Corporation is a $5.6 billion diversified financial services holding company headquartered in San Mateo, California. It is the parent company of Bay View Bank, N.A. and its subsidiaries Bay View Acceptance Corporation and Bay View Commercial Finance Group.

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Forward-Looking Statements

   When used in this or future press releases, in the Company's filings with the Securities and Exchange Commission or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may", "estimates", "anticipates", "would like", "will be", "will enable", "will enhance", "should be able", "should allow", "to be able", "to ensure", "we expect", "we believe", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including, but not limited to, regional and national economic conditions; changes in the levels of market interest rates; credit risks associated with real estate, consumer, commercial, and other lending activities; competitive and regulatory factors; changes in accounting principles; changes in the market value of the Company's common stock; the Company's inability to achieve synergies in the FMAC, America First Eureka Holdings, Inc., Ultra Funding, Inc., Bay View Commercial Finance Group, and Bay View Credit acquisitions and to sustain or improve the performance of its subsidiaries; the Company's inability to identify suitable future acquisition candidates; and the Company's inability to achieve the assumptions as defined in its strategic plans, including any assumptions related to both consummated and contemplated acquisitions, could cause actual results to differ materially from those projected. The Company does not undertake, and specifically disclaims any obligations, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Non-GAAP Performance Measures

   Non-GAAP performance measures contained in this press release, including tangible cash earnings, are calculated excluding the amortization of intangible assets. These measures are not measures of performance under generally accepted accounting principles ("GAAP") and should not be considered an alternative to net income as an indicator of the Company's operating performance. Such amounts are included herein as management believes they are useful tools for investors and analysts in assessing the Company's performance and trends excluding the impact of such items. These measures may not be comparable to similarly titled measures reported by other companies.

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